UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Remark Holdings, Inc.

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3960 Howard Hughes Parkway, Suite 900
Las Vegas, Nevada 89169

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2017

Dear Stockholder:

We cordially invite you to the Remark Holdings, Inc. (“Remark,” “we,” “our,” or “us”) 2017 annual meeting of stockholders (the “Annual Meeting”), which will be held on May 31, 2017 at 10:00 a.m. PDT at our offices located at 3960 Howard Hughes Parkway, Suite 900, Las Vegas, Nevada 89169. We have scheduled the Annual Meeting to:

1.	elect five directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualify;

2.	ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3.	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement sets forth additional information regarding the Annual Meeting, and provides you with detailed information regarding the business to be considered at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.

Only persons or entities holding shares of our common stock, at the close of business on April 6, 2017, the record date for the Annual Meeting, will receive notice of the Annual Meeting and be entitled to vote during the Annual Meeting or any adjournments or postponements thereof.

YOUR VOTE IS VERY IMPORTANT.  Regardless of whether you plan to attend the Annual Meeting, we ask that you promptly cast your vote via telephone or the Internet following the instructions provided in the Notice of Internet Availability of Proxy Materials. We encourage you to vote via the Internet, because we believe doing so provides the most convenient option for our stockholders, lowers the cost of our annual meeting and conserves natural resources.

By order of the Board of Directors,

Kai-Shing Tao
Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

Our proxy statement follows, and our Annual Report on Form 10-K contains financial and other information regarding Remark. You may find the proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2016 at www.envisionreports.com/MARK.

REMARK HOLDINGS, INC.
3960 Howard Hughes Parkway, Suite 900
Las Vegas, NV 89169

PROXY STATEMENT
FOR
2017 ANNUAL MEETING OF STOCKHOLDERS

ANNUAL MEETING INFORMATION

When	May 31, 2017 10:00 a.m. PDT Doors open at 9:30 a.m. PDT
Where	Remark Holdings Corporate Headquarters 3960 Howard Hughes Parkway, Suite 900 Las Vegas, NV 89169
Who May Vote	Persons or entities holding shares of our common stock, $0.001 par value per share (“Common Stock”), at the close of business on the record date (“Stockholders”)
Record Date	April 6, 2017

General

Remark Holdings, Inc. (“Remark,” “we,” “us” or “our”), is making this proxy statement (the “Proxy Statement”) available to you on or about April 18, 2017 in connection with the solicitation of proxies by our board of directors (the “Board” or “Board of Directors”) for the Remark Holdings, Inc. 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The proxy materials, which you can find at www.envisionreports.com/MARK, include the Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”), and the form of proxy. References in the Proxy Statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet rather than printing and mailing them to all stockholders. We believe electronic delivery will expedite the receipt of these materials, reduce the environmental impact of our annual meeting materials and will help lower our costs. Therefore, we are mailing a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to stockholders (or e-mailing, in the case of stockholders that have previously requested to receive proxy materials electronically) starting on or about April 18, 2017. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, although our proxy materials are available on our website, no other information contained on the website is incorporated by reference in or considered to be a part of this Proxy Statement.

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Attending the Meeting in Person

All Stockholders may attend the Annual Meeting in person. If you attend in person and you are a registered Stockholder, meaning that you own shares of our Common Stock that were issued in your name such that your name appears on the stock register provided by our transfer agent, Computershare LLC, then you only need to present a government-issued photo identification. If you own shares of our Common Stock held by a broker or nominee, then you are considered a “beneficial owner” of such Common Stock. In addition to government-issued photo identification, beneficial owners of our Common Stock must also present proof of their beneficial ownership on the record date, such as their most recent account statement dated prior to the record date, a copy of the voting instructions provided by their broker or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, we cannot admit you to the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also submit an executed proxy with voting instructions (or that you instruct your broker or nominee to submit an executed proxy with voting instructions) so your vote will be counted if you later decide not to attend the Annual Meeting.

VOTING INFORMATION

The Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.  You do not need to attend the Annual Meeting to vote your shares.

Meeting Agenda and Voting Recommendations

Proposal	Voting Recommendation of our Board of Directors	Page on Which You May Find More Information
Election of five directors	FOR each director nominee	3
Ratification of the appointment of Cherry Bekaert LLP (“Cherry Bekaert”) as our independent registered public accounting firm for fiscal 2017	FOR	8

Voting Your Shares

All Stockholders are entitled to cast one vote per share on all matters.  Please follow the voting instructions provided on the Notice of Internet Availability. If you choose to vote your shares at the Annual Meeting by proxy and you indicate your voting choices, your shares will be voted as you instructed. If you execute a proxy without indicating your vote, your shares will be voted in accordance with the Board’s recommendations noted in the table above and in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

If you are a registered Stockholder, we must receive your vote by proxy before the polls close at the Annual Meeting, except that votes submitted via the Internet or telephone must be received by 10:00 p.m. PDT on May 30, 2017.

If you are the beneficial owner of shares of our Common Stock, please follow the instructions provided by your broker or nominee regarding how to provide your voting instructions.  If you do not provide voting instructions to your broker or nominee, they can still vote your shares with respect to certain “discretionary” items, but they cannot vote your shares with respect to certain “non-discretionary” items. The proposal to ratify the appointment of Cherry Bekaert as our independent registered public accounting firm for fiscal 2017 is considered a discretionary item, while the election of directors is a non-discretionary item. Regarding non-discretionary items, the number of shares for which you do not provide voting instructions to your broker or nominee will be counted as “broker non-votes”. Broker non-votes are shares which are held on behalf of a beneficial owner by a broker or nominee which indicates on its proxy that it did not have or did not exercise discretionary authority to vote on a particular matter. You may vote your beneficially-owned shares in person at the Annual Meeting only if at the Annual Meeting you present a legal proxy provided to you by your broker or nominee.

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Proxy instructions, ballots and voting tabulations that identify individual Stockholders are handled in a manner that protects the voting privacy of such individual Stockholders.  Stockholders’ votes will not be disclosed either within Remark or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation.

Revoking Your Proxy

If you are a registered Stockholder, you may revoke your proxy and your voting instructions at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to our Corporate Secretary;

•	submitting a new, properly-executed proxy dated later than the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

If you are the beneficial owner of shares of our Common Stock, you may submit new voting instructions by contacting your broker or nominee.  You may also vote in person at the Annual Meeting as described in the previous section.  Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Vote Required

As of April 6, 2017, the record date, there were 22,614,312 shares of Common Stock outstanding and there were no outstanding shares of any other class of stock. Holders of at least a majority of the outstanding shares of our Common Stock, or 11,307,157 shares, must be present at the Annual Meeting in person or must be represented at the Annual Meeting by proxy to constitute a quorum allowing for the transaction of business. Broker non-votes and abstentions are counted for the purpose of determining the presence of a quorum, but they do not affect the outcome of voting on the proposals mentioned below.

In the election of directors (Proposal 1), each director nominee receiving a plurality of the affirmative (“FOR”) votes cast will be elected (meaning that the five director nominees who receive the highest number of shares voted “for” their election are elected).  We do not use cumulative voting for the election of directors.

The ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2) requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).

PROPOSALS TO BE SUBMITTED FOR VOTING

Proposal 1: Election of Directors

There are five nominees for election to the Board at the Annual Meeting: Theodore P. Botts, William W. Grounds, Brett Ratner, Daniel Stein and Kai-Shing Tao.  Each of the nominees currently serves as a director. Brett Ratner and Daniel Stein were appointed to the Board on March 1, 2017, and were recommended to the Nominating and Governance Committee by our Chief Executive Officer.

Each director is elected annually to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.  Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below.  If for any reason any nominee does not stand for election, such proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand.  Management has no reason to expect that any of the nominees will not stand for election.  The election of directors will be determined by a plurality of the affirmative (“FOR”) votes cast.

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The following table and paragraphs set forth information regarding our executive officers and nominees for election to the Board, including the business experience for the past five years (and, in some instances, for prior years) of each of our executive officers and directors.

Name	Age	Position
Kai-Shing Tao	40	Chief Executive Officer and Chairman of the Board
Douglas M. Osrow	43	Chief Financial Officer
Theodore P. Botts	71	Director and Chairman of the Audit Committee
William W. Grounds	61	Director and Chairman of the Compensation Committee
Brett Ratner	48	Director
Daniel Stein	41	Director and Chairman of the Nominating and Governance Committee

Executive Officers

Kai-Shing Tao has served as our Chief Executive Officer since December 2012, previously serving as Co-Chief Executive Officer since October 2012, and as a member of our Board since 2007 and Chairman of the Board since October 2012.  Mr. Tao also has served as Chairman and Chief Investment Officer of Pacific Star Capital Management, L.P. (“Pacific Star Capital”), a private investment group, since January 2004.  Prior to founding Pacific Star Capital, Mr. Tao was a Partner at FALA Capital Group, a single-family investment office, where he headed the global liquid investments outside the operating companies.  Mr. Tao has been a director of Paradise Entertainment Limited (SEHK: 1180), a Hong-Kong-Stock-Exchange-traded company engaged in casino services and the development, supply and sales of electronic gaming systems, since April 2014, and he has been a director of Genesis Today, a privately-held health food and supplements company, since 2005.  Mr. Tao previously was a director of Playboy Enterprises, Inc. from May 2010 to March 2011.  Mr. Tao also is a member of the Real Estate Roundtable and U.S.-China and U.S.-Taiwan Business Council.  Mr. Tao is a graduate of the New York University Stern School of Business.

Douglas M. Osrow has served as our Chief Financial Officer since October 2013.  Prior to joining Remark, Mr. Osrow served as the Chief Financial Officer of Paragon Gaming Corporation, a North American gaming company and resort developer, from July 2011 to October 2013.  Previously, Mr. Osrow served as Vice President in the investment banking division of Citadel Securities LLC, covering real estate, lodging, and gaming, from November 2010 to June 2011, and as a senior analyst at Hawkeye Capital Management, LLC, overseeing buy-side investments and operations, from June 2008 to October 2010.  Mr. Osrow began his career at Ziff Brothers Investments, LLC, a global family office, as assistant to the president.  Mr. Osrow earned an undergraduate degree from Northwestern University and an MBA from the Kellogg School of Management at Northwestern University.

Non-Employee Directors

Theodore P. Botts has served as a member of our Board since 2007.  Mr. Botts has been the President of Kensington Gate Capital, LLC, a private corporate finance advisory firm, since April 2001.  Previously, Mr. Botts served as Chief Financial Officer of StereoVision Entertainment, Inc., a film entertainment company, from July 2007 until September 2008.  Prior to 2000, Mr. Botts served in executive capacities at UBS Group and Goldman Sachs in London and New York.  Mr. Botts also served on the board of directors and as chairman of the audit committee of INTAC International, Inc. from 2002 until its merger with a predecessor of Remark in 2006.  Mr. Botts has served as a member of the board and chairman of the compensation committee of Crystal Peak Minerals (CPMFF) since 2011, and has recently been named chairman of its audit committee. Mr. Botts also served as a member of the Board of Trustees and head of development for REACH Prep, a non-profit organization serving the educational needs of underprivileged African-American and Latino children in Fairfield and Westchester counties, from 2003 to 2012.  Mr. Botts graduated with highest honors from Williams College and received an MBA from the New York University Stern School of Business.

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William W. Grounds has served as a member of our Board since October 2013.  Mr. Grounds has been the President and a director of Infinity World Development Corp. (“Infinity World”), an affiliate of Dubai World, an investment company that manages and supervises a portfolio of businesses and projects for the Dubai government, since April 2008.  Previously, Mr. Grounds held various senior executive positions, including with Investa Property Group Ltd. from April 2002 to May 2007 and MFS Ltd. from June 2007 to March 2008, and other senior positions in the real estate investment and development industry.  Mr. Grounds currently serves as a director of MGM Resorts International (NYSE: MGM), a global hospitality company, CityCenter Holdings, LLC, a 50/50 joint venture of Infinity World and MGM Resorts International, and Grand Avenue LA, a mixed use development joint venture with The Related Companies.

Brett Ratner has served as a member of our Board since March 1, 2017. Mr. Ratner is one of Hollywood’s most successful filmmakers. His films have grossed more than $2 billion at the global box office. He has served as an executive producer on films such as the Golden Globe and Oscar winning The Revenant, starring Leonardo DiCaprio, executive producer and director of the Golden Globe-nominated FOX series Prison Break, and executive producer of the television series Rush Hour, based on his hit films. Mr. Ratner, along with his business partner James Packer, formed RatPac Entertainment, a film finance and media company, in 2013. Since inception, RatPac Entertainment has co-financed 63 theatrically-released motion pictures exceeding $11.6 billion in worldwide box office receipts.

Mr. Ratner is a Board of Trustees member of the Simon Wiesenthal Center and Museum of Tolerance. He sits on the boards of Chrysalis, Best Buddies and Do Something, while serving on the Dean’s Council of the NYU Tisch School of the Arts and on the Board of Directors at Tel Aviv University’s School of Film and Television.

Daniel Stein has served as a member of our Board since March 1, 2017. Since 2012, Daniel Stein has served as the Senior Vice President of Analytics Services & Product Strategy at Crossix Solutions, Inc., a healthcare analytics company, where he is responsible for driving innovation across the Crossix product suite, including digital and TV-based solutions. Prior to joining Crossix, Mr. Stein spent eight years at Digitas and Digitas Health, an advertising agency, where he led the Strategy and Analysis group in New York. At Digitas Health, he built a team focused on leveraging analytics to help pharma and health-focused clients optimize their marketing plans and partnerships. Mr. Stein brings more than 18 years of media, marketing and agency experience focusing on innovation. Previously, he worked at Scholastic, where he developed interactive and direct marketing plans to support teachers and parents, and he gained additional healthcare experience at PricewaterhouseCoopers, where he designed and built comprehensive health & welfare systems for large companies. Mr. Stein graduated from the University of Pennsylvania with a B.A. in Economics.

Director Qualifications

The Board comprises a diverse group of leaders in their respective fields.  Some of the current directors have senior leadership experience at major domestic and international corporations. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development.  Some of our directors also have experience serving on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.  Other directors have experience as principals in private investment and advisory firms, which brings financial expertise and unique perspectives to the Board.  Our directors also have other experience that makes them valuable members, such as experience managing technology and media companies, or developing and pursuing investment or business opportunities in international markets, which provides insight into strategic and operational issues faced by Remark.

The Nominating and Governance Committee believes that the above-mentioned attributes, along with the leadership skills and other experiences of the director nominees listed below, provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

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Kai-Shing Tao

•	Knowledge and experience regarding Remark from serving as our Chief Executive Officer since December 2012

•
Global financial industry and investment experience and extensive knowledge of Asian markets as Chief Investment Officer of Pacific Star Capital and a member of the U.S.-China and U.S.-Taiwan Business Council

•	Outside public company board experience as a former director of Playboy Enterprises, Inc.

Theodore P. Botts

•	Global financial advisory experience and extensive knowledge of the technology sector as President of Kensington Gate Capital, LLC

•	Outside board experience as a director and chairman of the audit committee of INTAC International

•	Global financial industry experience as an executive at UBS Group and Goldman Sachs

William Grounds

•	Senior executive and board-level experience as President of Infinity World and a director of MGM Resorts International

•	Global business experience in operational and governance roles for businesses and investments in many foreign markets

Brett Ratner

•	Extensive experience in the entertainment industry, including co-founding and operating a successful film finance and media company

•	Outside board experience with Chrysalis, Best Buddies, Do Something and Tel Aviv University’s School of Film and Television

•	Member of the Dean’s Council of the Tisch School of the Arts at NYU

Daniel Stein

•	Operational experience leading data monetization efforts for analytics companies, leveraging partnerships with top digital, television and media companies

•	Oversees all product strategy for Crossix Solutions, Inc., a leading technology company currently focused in healthcare

•	More than 18 years of media, marketing and agency experience focusing on innovation

Family Relationships

There are no family relationships among our executive officers and directors.

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Section 16(a) Beneficial Ownership Reporting Compliance

Under §16(a) of the Exchange Act, our directors, executive officers and holders of more than 10% of our Common Stock must file initial reports of ownership and reports of changes in ownership with the SEC, and under SEC regulations, they must furnish us with copies of all §16(a) forms filed. To our knowledge, based solely upon our review of the copies of the forms furnished to us, we believe that our directors, executive officers and holders of more than 10% of our Common Stock complied with all §16(a) filing requirements during 2016.

Certain Relationships and Related Transactions

Agreement with Brett Ratner

On June 29, 2016, we entered into an advisory agreement (the “Advisory Agreement”) with Brett Ratner, one of our directors, under which he was to: (a) make himself available, at our request, for purposes of consulting on matters related to our business, (b) use reasonable efforts to enhance our business prospects by, among other things, providing business contacts, (c) attend our Board meetings at our request, and (d) perform such other functions as mutually agreed with us. Concurrent with the execution of the Advisory Agreement, and in compensation for the services Mr. Ratner was to provide thereunder, we awarded him an option to purchase 50,000 shares of our Common Stock at an exercise price of $4.22 per share. As a result of Mr. Ratner’s election to our Board on March 1, 2017, we terminated the Advisory Agreement, and the non-vested portion of his stock option award will be deemed to vest on June 29, 2017.

Related Party Notes

Our Chairman of the Board and Chief Executive Officer, Kai-Shing Tao, is the manager of and a member of Digipac, LLC (“Digipac”), a company of which our Chief Financial Officer, Douglas Osrow, is also a member. We had previously issued senior secured convertible promissory notes to Digipac on January 29, 2014, November 14, 2013, April 2, 2013 and November 23, 2012 in exchange for cash equal to the original principal amounts of $3.5 million, $2.5 million, $4.0 million and $1.8 million, respectively. On September 23, 2015, we amended our $3.5 million senior secured convertible promissory note dated January 29, 2014 with Digipac to reduce the conversion price and automatically convert the unpaid principal amount of and all accrued and unpaid interest under such note into shares of our Common Stock at a conversion price equal to the closing price of our Common Stock on the immediately preceding trading day, or $4.23 per share. Also, effective on September 23, 2015, Digipac converted the unpaid principal amount of and all accrued and unpaid interest under its $2.5 million senior secured convertible promissory note dated November 2013 into shares of our Common Stock at the existing conversion price of $3.75 per share. The conversions resulted in the issuance of a total of 1,689,642 shares of our Common Stock to Digipac. As of April 6, 2017, Digipac beneficially owned 5,246,314 shares of Common Stock, or approximately 23.2% of the shares outstanding. On September 11, 2014, we entered into a $0.35 million demand note with Digipac, which was repaid on September 24, 2015, in connection with the closing of a financing agreement.

Ashford Capital Management, Inc. (“ACM”), which is the investment manager of Ashford Capital Partners, L.P. (“ACP”) and may be deemed to beneficially own the shares of Common Stock beneficially owned by ACP, beneficially owns 1,915,188 shares of Common Stock, or approximately 8.5% of the shares outstanding, based on information contained in a Schedule 13G/A filed by ACM with the SEC on February 14, 2017. On December 17, 2014 and March 13, 2015, we issued to ACP unsecured convertible promissory notes in original principal amounts of $3.0 million and $0.3 million, respectively, in exchange for the same amounts in cash (the “Ashford Notes”). On August 31, 2015, we issued to ACP a $1.0 million term note in exchange for the same amount in cash (the “Term Note”), which bore interest at a rate of 8.0% per annum, with the outstanding principal amount and accrued but unpaid interest due and payable on the first anniversary of its issuance. On September 23, 2015, ACP converted the unpaid principal amounts of, and all accrued and unpaid interest on, the Ashford Notes into an aggregate of 826,512 shares of Common Stock. Additionally, we repaid the Term Note on September 24, 2015, in connection with the closing of a financing agreement.

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Sharecare, Inc.

In 2009, we co-founded a U.S.-based venture, Sharecare, Inc. (“Sharecare”) to build a web-based platform that simplifies the search for health and wellness information. The other co-founders of Sharecare were Dr. Mehmet Oz, HARPO Productions, Discovery Communications, Jeff Arnold and Sony Pictures Television. As of December 31, 2016, we owned approximately 5.0% of Sharecare’s issued stock. Mr. Tao continues to serve as a director of Sharecare.

We are party to a License Agreement with Sharecare and each of ZoCo 1, LLC, Discovery SC Investment, Inc., Oz Works, L.L.C., and Arnold Media Group, LLC, pursuant to which Sharecare granted each of the other parties to the agreement a perpetual, fully paid, royalty-free, worldwide, non-transferable, non-exclusive quitclaim license to software, programs, business processes and methodologies developed and owned by Sharecare and deployed into production as the technical platform for the Sharecare website, but expressly excluding the “look and feel” elements of the Sharecare website.  The license includes the right to modify and adapt the technology to create derivative works and to use and combine the technology with other products and material.  No more than twice every six months for five years, each licensee may request from Sharecare, and Sharecare will provide and grant a license to the licensee, all then-existing derivative works of the technology Sharecare has developed. The licensees may not use the licensed technology in or for the benefit of a business involved in the creation, aggregation, archiving, hosting or distribution of health and wellness information and content.  Sharecare granted the license in return for contributions from each of the licensees of assets valuable to Sharecare in the development and launch of its business.

Vote Required

Each nominee receiving a plurality of the affirmative (“FOR”) votes cast will be elected to the Board (meaning that the five director nominees who receive the highest number of shares voted “for” their election are elected). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the election of each of its nominees to the Board to serve until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2017.  Although this appointment does not require ratification, the Board has directed that the appointment of Cherry Bekaert be submitted to stockholders for ratification due to the significance of the appointment.  If stockholders do not ratify the appointment of Cherry Bekaert, the Audit Committee will consider the appointment of another independent registered public accounting firm.

Cherry Bekaert served as our independent registered public accounting firm for the fiscal years ended December 31, 2016 and 2015.  We do not expect a representative of Cherry Bekaert to be present at the Annual Meeting.

Audit Committee Policies and Procedures

The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which should nonetheless be approved by the Board prior to the completion of the audit.  Each year, the Audit Committee approves the independent auditor’s retention to audit our financial statements, including the associated fee, before the filing of the previous year’s Annual Report on Form 10-K.  At the beginning of the fiscal year, the Audit Committee will

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evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At each such subsequent meeting, the auditor and management may present subsequent services for approval. Typically, these would be services, such as due diligence for an acquisition, that would not have been known at the beginning of the year.

Each new engagement of Cherry Bekaert has been approved in advance by the Board, and none of those engagements made use of the de minimus exception to the pre-approval contained in Section 10A(i)(1)(B) of the Exchange Act.

Fees Billed for the 2016 and 2015 Fiscal Years

The following table presents the aggregate fees billed, by type of fee, in relation to services provided to us by Cherry Bekaert (in thousands):

	Year Ended December 31,
	2016	2015
Audit	$280	$241
Audit-related	—	94
All other	7	22
Total	$287	$357

The audit-related fees billed for the 2015 fiscal year represent compensation for assurance services performed in relation to our acquisition of Vegas.com LLC, while the fees billed in the all-other category represent compensation for services performed primarily in relation to the filing of registration statements and prospectus supplements.

Vote Required

The affirmative (“FOR”) vote of a majority of the votes cast on the matter is required to ratify the appointment of Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information with respect to the beneficial ownership of our Common Stock as of April 6, 2017, by:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding Common Stock;

•	each of our directors and named executive officers (“NEOs”); and

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•	all of our directors and executive officers as a group.

The amounts and percentages of beneficially-owned Common Stock are reported based upon SEC rules governing the determination of beneficial ownership of securities. The SEC rules:

•
deem a person a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or if that person has or shares investment power, which includes the power to dispose of or to direct the disposition of a security;

•
deem a person a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, and securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage; and

•	may deem more than one person a beneficial owner of the same securities, and may deem a person a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock. The information relating to our 5% beneficial owners is based on information we received from such holders. The percentage of beneficial ownership is based on 22,614,312 shares of Common Stock outstanding as of April 6, 2017.

Except as otherwise noted below, the address of persons listed in the following table is:

c/o Remark Holdings, Inc.
3960 Howard Hughes Parkway, Suite 900
Las Vegas, Nevada 89169

	Number of Common Stock Shares	Percentage of Outstanding Common Stock Shares
Persons known to beneficially own more than 5%
Digipac LLC [1]	5,246,314	23.2%
Ashford Capital Management, Inc. [2]	1,915,188	8.5%
Ernest T. Lee [3]	1,981,932	8.8%
Directors and NEOs
Kai-Shing Tao [4]	8,630,634	33.8%
Douglas M. Osrow [5]	619,000	2.7%
Theodore P. Botts [6]	219,184	*
William W. Grounds [7]	187,000	*
Brett Ratner [8]	25,000	*
Daniel Stein	—	*
All executive officers and directors as a group (6 persons) [9]	9,680,818	36.5%

* Represents holdings of less than 1% of shares outstanding.

1.
Consists of shares of Common Stock.  Mr. Tao, as the manager and a member of Digipac, may be deemed to beneficially own the shares of Common Stock beneficially owned by Digipac.  Mr. Tao disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.  The address of Digipac is One Hughes Center Drive, Unit 1601, Las Vegas, Nevada 89169.

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2.
Consists of shares of Common Stock. The address of ACM is One Walker’s Mill Road, Wilmington, DE 19807. This disclosure is based on information contained in a Schedule 13G/A filed by ACM with the SEC on February 14, 2017.

3.
Consists of 1,093,044 shares of Common Stock held by Mr. Lee and 888,888 shares of Common Stock held by Urban Casinos. As the President of Urban Casinos, Mr. Lee may be deemed to beneficially own the shares of Common Stock held by Urban Casinos. The address of Mr. Lee is 3271 South Highland Drive #704, Las Vegas, NV 89109. This disclosure is based on information contained in a Schedule 13G filed by Mr. Lee and Urban Casinos with the SEC on October 26, 2016.

4.
Consists of (i) 144,749 shares of Common Stock held by Mr. Tao, (ii) 2,942,750 shares of Common Stock issuable upon exercise of options held by Mr. Tao, (iii) 5,246,314 shares of Common Stock held by Digipac, (iv) 275,000 shares of Common Stock held by Pacific Star Capital and (v) 21,821 shares of Common Stock held by Pacific Star HSW LLC (“Pacific Star HSW”).  Mr. Tao, as the manager and a member of Digipac, the Chief Investment Officer and sole owner of Pacific Star Capital, and the control person of Pacific Star HSW, may be deemed to beneficially own the shares of Common Stock beneficially owned by Digipac, Pacific Star Capital and Pacific Star HSW.  Mr. Tao disclaims beneficial ownership of the shares of Common Stock beneficially owned by Digipac and Pacific Star HSW, except to the extent of his pecuniary interest therein.

5.	Includes 575,000 shares of Common Stock issuable upon exercise of options.

6.	Includes 177,857 shares of Common Stock issuable upon exercise of options.

7.	Includes 175,000 shares of Common Stock issuable upon exercise of options.

8.	Consists of 25,000 shares of Common Stock issuable upon exercise of options.

9.	Consists of 5,785,211 shares of Common Stock and 3,895,607 shares of Common Stock issuable upon exercise of options.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that all of our non-employee directors (including Robert Goldstein and Jason Strauss, each of whom resigned from our Board effective March 1, 2017) are independent within the meaning of SEC and NASDAQ rules.  The Board has also determined that all directors serving on the Audit Committee, Nominating and Governance Committee and Compensation Committee are independent within the meaning of SEC and NASDAQ rules.

Board and Committee Meetings

During the fiscal year ended December 31, 2016:

•	the Board held six meetings;

•	the Audit Committee held four meetings;

•	the Compensation Committee held two meetings; and

•	the Nominating and Governance Committee held four meetings.

Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he served as a director), and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served on such committees).  We have no written policy regarding director attendance at annual meetings of stockholders.  All of our then-incumbent directors attended last year’s annual meeting of stockholders.

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Board Committees

Our Board has three standing committees to assist it with its responsibilities. We describe the three committees, the charters of which are available on our website at http://ir.remarkholdings.com, below.

Audit Committee. The Audit Committee is comprised of directors who satisfy the SEC and NASDAQ audit committee membership requirements, and is governed by a Board-approved charter that contains, among other things, the committee’s membership requirements and responsibilities. The committee’s responsibilities include, but are not limited to:

•
appointing, overseeing the work of, determining compensation for, and terminating or retaining the independent registered public accounting firm which audits our financial statements, including assessing such firm’s qualifications and independence;

•	establishing the scope of the annual audit, and approving any other services provided by public accounting firms;

•
providing assistance to the Board in fulfilling the Board’s oversight responsibility to the stockholders, the investment community and others relating to the integrity of our financial statements and our compliance with legal and regulatory requirements;

•
overseeing our system of disclosure controls and procedures, and our system of internal controls regarding financial accounting, legal compliance and ethics, which management and our Board established; and

•	maintaining free and open communication with our independent auditors, our internal accounting function and our management.

Our Audit Committee is comprised of Messrs. Botts, Grounds and Stein, each of whom is independent under applicable NASDAQ listing standards.  Mr. Botts serves as Chairman of the Audit Committee.

The Board determined that Mr. Botts is the committee’s financial expert, as defined under the Exchange Act.  The Board made a qualitative assessment of Mr. Botts’ level of knowledge and experience based on a number of factors, including his experience as a financial professional.

Compensation Committee. The Compensation Committee’s responsibilities include, but are not limited to:

•	determining all compensation for our CEO;

•	reviewing and approving corporate goals relevant to the compensation of our CEO, and evaluating the CEO’s performance in light of those goals and objectives;

•	reviewing and approving the compensation of other executive officers;

•	reviewing and approving objectives relevant to the compensation of other executive officers, and the executive officers’ performance in light of those objectives;

•	administering our equity incentive plans;

•
approving severance arrangements and other applicable agreements for executive officers, and consulting generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans; and

•	making recommendations on organization, succession, the election of officers, use of consultants and similar matters where Board approval is required.

Our Compensation Committee is comprised of Messrs. Grounds and Ratner, each of whom is independent under applicable NASDAQ listing standards. Mr. Grounds serves as Chairman of the Compensation Committee.

Nominating and Governance Committee. The Nominating and Governance Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. The committee’s responsibilities include, but are not limited to:

•	assessing the size, structure and composition of the Board and its committees;

•	coordinating evaluation of the Board’s performance and reviewing the Board’s compensation; and

•	screening candidates considered for election to the Board.

When screening candidates for Board membership, the committee concerns itself with the composition of the Board with regard to depth of experience, balance of professional interests, required expertise and other factors. The committee evaluates prospective nominees that it identifies or which are referred to it by other Board members, management, stockholders or external sources, as well as evaluating all self-nominated candidates.

The committee has not formally established any specific, minimum qualifications that each candidate for the Board must meet, or specific qualities or skills that one or more directors must possess.  However, the committee, when considering a candidate, will factor into its determination the following qualities of a candidate:

•	educational background

•	diversity of professional experience, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization

•	knowledge of our business

•	integrity

•	professional reputation

•	strength of character

•	mature judgment

•	relevant technical experience

•	diversity

•	independence

•	wisdom

•	ability to represent the best interests of our stockholders

The committee may also consider such other factors as it may deem to be in the best interests of Remark and its stockholders.

The committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies.  For more

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information on how stockholders can nominate candidates for election as directors, see “Stockholder Proposals” below.

The committee identifies nominees by first evaluating incumbent directors, with skills and experience that are relevant to our business and who are willing to continue in service.  Such a practice balances the value of continuity of service with that of obtaining a new perspective.  If an incumbent director up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the committee identifies the skills and experience desired of a new nominee in light of the criteria above.  Current members of the committee and Board will be polled for suggested candidates.  Research may also be performed to identify qualified individuals.  If the committee believes that the Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates, including, if appropriate, a third-party search firm.

Our Nominating and Governance Committee is comprised of Messrs. Grounds, Ratner and Stein, each of whom is independent under applicable NASDAQ listing standards. Mr. Stein serves as Chairman of the Nominating and Governance Committee.

Board Leadership Structure

Kai-Shing Tao, our Chairman of the Board and CEO, leads the Board.  Our governing documents provide the Board with flexibility to determine the appropriate leadership structure for the Board and for Remark, including but not limited to whether it is appropriate to separate the roles of Chairman of the Board and Chief Executive Officer.  In making these determinations, the Board considers numerous factors, including our specific needs and our strategic direction and the size and membership of the Board at the time.  The Board has determined that the combined roles of Chairman of the Board and Chief Executive Officer is presently in the best interest of Remark and its stockholders given our transformational and growth needs.  At present, the Board believes that its current structure effectively maintains independent oversight of management and that having a lead independent director is unnecessary.  The Board has the ability to quickly adjust its leadership structure should business or managerial conditions change.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our approach to risk management.  The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three committees, each of which examines various components of enterprise risk as part of its responsibilities.  Members of each committee report to the full Board at the next Board meeting regarding risks discussed by such committee.  In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, officers and directors. A copy of the Code of Ethics is publicly available on our website at http://ir.remarkholdings.com. Amendments to the Code of Ethics or any grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable SEC rules will also be disclosed on our website.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)
c/o Corporate Secretary

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Remark Holdings, Inc.
3960 Howard Hughes Parkway, Suite 900
Las Vegas, Nevada 89169

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements.  The Corporate Secretary will determine when a communication is not to be forwarded.  Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by Remark regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters.  Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:

Chairman, Audit Committee
c/o Corporate Secretary
Remark Holdings, Inc.
3960 Howard Hughes Parkway, Suite 900
Las Vegas, Nevada 89169

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AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2016 with both management and Cherry Bekaert, Remark’s independent registered public accounting firm.  In its discussion, management has represented to the Audit Committee that Remark’s consolidated financial statements for the fiscal year ended December 31, 2016 were prepared in accordance with generally accepted accounting principles.

The Audit Committee meets with Remark’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Remark’s internal controls and the overall quality of Remark’s financial reporting.  The Audit Committee has discussed with Cherry Bekaert the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.  Cherry Bekaert reported to the Audit Committee regarding the critical accounting estimates and practices and the estimates and assumptions used by management in the preparation of the audited consolidated financial statements as of December 31, 2016 and for the fiscal year then ended, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative treatments and the treatment preferred by Cherry Bekaert.

Cherry Bekaert provided a report to the Audit Committee describing Cherry Bekaert’s internal quality-control procedures and related matters. Cherry Bekaert also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Cherry Bekaert’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Cherry Bekaert its independence. When considering Cherry Bekaert’s independence, the Audit Committee considered, among other matters, whether Cherry Bekaert’s provision of non-audit services to Remark is compatible with maintaining the independence of Cherry Bekaert. All audit and permissible non-audit services in 2016 and 2015 were pre-approved pursuant to these procedures.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Remark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Audit Committee

Theodore P. Botts (Chairman)
William W. Grounds
Daniel Stein

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the dollar amounts of various forms of compensation earned by our NEOs during the years noted:

	Year	Salary	Stock Awards	Option Awards	Total
Kai-Shing Tao [1]	2016	$350,000	$—	$3,959,500	$4,309,500
Chairman and CEO	2015	225,000	—	2,132,000	2,357,000
Douglas M. Osrow [2]	2016	250,000	404,000	197,000	851,000
CFO	2015	150,000	—	1,148,000	1,298,000

Note:
The Stock Awards and Option Awards columns in the table above reflect the aggregate grant date fair value of the respective awards granted in the year noted.  For a discussion of the assumptions and methodologies used to calculate these amounts, please see Note 15 to the consolidated financial statements included in Item 8 of the 2016 Form 10-K.

1.
For 2016, the option awards include an option to purchase 1,500,000 shares of Common Stock at an exercise price of $4.04 per share awarded to Mr. Tao on November 9, 2016, which vested in full upon issuance. The option awards also include an option to purchase 350,000 shares of Common Stock at an exercise price of $4.10 per share granted on August 18, 2015 subject to stockholder approval, and approved by stockholders on January 11, 2016 (the “August 2015 Option”). For 2015, the option awards represent options to purchase 650,000 shares of Common Stock at an exercise price of $4.29 per share awarded to Mr. Tao on July 28, 2015, half of which vested immediately and one-fourth of which vested on each of September 30, 2015 and December 31, 2015; they do not include the August 2015 Option.

2.
For 2016, the option awards represent an option to purchase 100,000 shares of Common Stock at an exercise price of $4.04 per share awarded to Mr. Osrow on November 9, 2016, which vested in full upon issuance. The stock award represents 100,000 shares of our Common Stock granted to Mr. Osrow on November 9, 2016. For 2015, the option awards represent options to purchase 350,000 shares of Common Stock at an exercise price of $4.29 per share awarded to Mr. Osrow on July 28, 2015, half of which vested immediately and one-fourth of which vested on each of September 30, 2015 and December 31, 2015.

Employment Agreements

Each of Messrs. Tao and Osrow are employees “at will” and we do not have employment agreements with them.

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Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding our NEOs’ unexercised options to purchase our Common Stock as of December 31, 2016 (all stock awards to our NEOs had vested as of December 31, 2016):

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
Kai-Shing Tao	1,500,000	$4.04	11/09/2026
	350,000	4.10	08/18/2025
	650,000	4.29	07/28/2025
	442,750	6.30	02/17/2024
Douglas M. Osrow	100,000	4.04	11/09/2026
	350,000	4.29	07/28/2025
	75,000	6.30	02/17/2024
	50,000	5.00	10/30/2023

Equity Incentive Plans

We have granted stock options and restricted stock under our 2006 Equity Incentive Plan adopted April 13, 2006, our 2010 Equity Incentive Plan adopted June 15, 2010, and our 2014 Incentive Plan adopted on February 17, 2014 and amended on December 23, 2014 and January 11, 2016. The amount of stock options or shares of stock we grant to recipients generally depends upon their particular position with Remark and their achievement of certain performance metrics established by the Board.  The Compensation Committee must approve all grants.

Director Compensation

The following table presents a summary of the compensation earned by each non-employee director who served on the Board during the fiscal year ended December 31, 2016:

Name	Option Awards [1]	Total
Theodore P. Botts	$163,500	$163,500
Robert G. Goldstein	163,500	163,500
William W. Grounds	163,500	163,500
Jason E. Strauss	163,500	163,500

1.
On April 7, 2016, we granted to each non-employee director serving on our Board options to purchase 75,000 shares of our Common Stock at an exercise price of $4.65 in compensation for their service on our Board during 2016. Half of the awards vested on June 30, 2016, and one-fourth vested on each of September 30, 2016 and December 31, 2016.

On June 29, 2016, we entered into the Advisory Agreement with Mr. Ratner, prior to his becoming one of our directors on March 1, 2017. Concurrent with the execution of the Advisory Agreement, and in compensation for the services Mr. Ratner was to provide thereunder, the Board granted Mr. Ratner an option to purchase 50,000 shares

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of our Common Stock at an exercise price of $4.22 per share. Half of the award vested on December 29, 2016, while the remaining half will be deemed to vest on June 29, 2017. As a result of Mr. Ratner’s election to our Board, we terminated the Advisory Agreement.

STOCKHOLDER PROPOSALS

We must receive proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) no later than December 19, 2017, so we may include such proposals in our proxy statement and form of proxy relating to the 2018 Annual Meeting.

Under SEC rules, if we do not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then we will be permitted to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  In connection with the 2018 Annual Meeting, if we do not receive notice of a stockholder proposal on or before March 4, 2018, we will be permitted to use our discretionary voting authority as outlined above.

Our Bylaws establish procedures for stockholder nominations related to director elections and bringing business before any annual meeting or special meeting of our stockholders.  For nominations or other business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to Remark’s Secretary, and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

With respect to nominations, to be in proper written form, a stockholder’s notice to our Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of our capital stock, if any, which the person owns beneficially or of record, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of our capital stock which such stockholder owns beneficially or of record, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

With respect to other business, to be in proper written form, a stockholder’s notice to our Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class or series and number of shares of our capital stock which such stockholder owns beneficially or of record, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

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PROXY SOLICITATION

We are making this solicitation of proxies on behalf of the Board and we will bear the cost of soliciting proxies.  Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other of our employees who will receive no additional compensation therefor.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy.  We will reimburse such persons for their reasonable expenses.

ADDITIONAL INFORMATION

Directions to Meeting Location

Take Interstate 15 to the eastbound Spring Mountain Road exit (if coming from the north) or the eastbound Flamingo Road exit (if coming from the south). Travel eastbound for approximately one mile to Howard Hughes Parkway. If traveling on Spring Mountain Road, turn south (right) onto Howard Hughes Parkway or, if traveling on Flamingo Road, turn north (left) onto Howard Hughes Parkway. From Howard Hughes Parkway, turn onto Hughes Center Drive (a left turn approximately one quarter mile from Spring Mountain Road, or the first right turn after turning onto Howard Hughes Parkway from Flamingo Road) and then take the first left turn, which leads into the parking lot.

The meeting location is in the building on the north end of the parking lot across from the parking garage.

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Remark Holdings

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Go to **www.envisionreports.com/MARK**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

Annual Meeting Proxy Card

1. Election of Directors:

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

02L0CE

RemarkHoldingsIMPORTANT ANNUAL MEETING INFORMATIONElectronic Voting InstructionsAvailable 24 hours a day, 7 days a week!Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by 10:00 p.m., PDT, on May 30, 2017.Vote by InternetGo to www.envisionreports.com/MARKOr scan the QR code with your smartphoneFollow the steps outlined on the secure websiteVote by telephoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephoneFollow the instructions provided by the recorded messageUsing a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.Annual Meeting Proxy CardIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.AProposals — The Board recommends a vote FOR all nominees and FOR Proposal 2.1. Election of Directors:For Withhold01 - Theodore P. Botts02 - William W. Grounds03 - Brett Ratner04 - Daniel Stein05 - Kai-Shing TaoFor Against Abstain2. Ratify the appointment of Cherry Bekaert LLP as our independent public accounting firm for 2017.BNon-Voting ItemsChange of Address — Please print your new address below.Comments — Please print your comments below.Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.CAuthorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.1UPX

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.RemarkHoldingsProxy — Remark Holdings, Inc.Notice of 2017 Annual Meeting of Stockholders3960 Howard Hughes Parkway, Suite 900Las Vegas, Nevada 89169
Proxy Solicited by Board of Directors for Annual Meeting - May 31, 2017The undersigned stockholder of Remark Holdings, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 18, 2017, and hereby appoints Kai-Shing Tao and Douglas Osrow each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Annual Meeting of Stockholders of Remark Holdings, Inc., to be held on May 31, 2017 at 10:00 a.m., PDT, at the offices of Remark Holdings, Inc. located at 3960 Howard Hughes Parkway, Suite 900, Las Vegas, Nevada 89169 and any adjournment(s) thereof, and to vote all common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the 2017 Annual Meeting of Stockholders.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal 2.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)